UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2022
 ______________________
Dell Technologies Inc.
(Exact name of registrant as specified in its charter)
 ______________________

Delaware	001-37867	80-0890963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dell Way
Round Rock,	Texas	78682
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (800) 289-3355
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class C Common Stock, par value $0.01 per share	DELL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03    Material Modification to Rights of Security Holders.

(a) The information set forth under Item 5.03 and Item 8.01 of this report is incorporated by reference in this Item 3.03.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 29, 2022, the Third Amended and Restated Bylaws of Dell Technologies Inc. (the “Amended Bylaws”) became effective as of the effectiveness on the same date of the Sixth Amended and Restated Certificate of Incorporation of Dell Technologies Inc. (the “Sixth Amended and Restated Certificate”), as described under Item 8.01 of this report. The Amended Bylaws amended and restated the Second Amended and Restated Bylaws of Dell Technologies Inc. (the “prior bylaws”), which had been in effect as the bylaws of Dell Technologies Inc. (the “Company”) since December 28, 2018.

The Amended Bylaws effected the following amendments (the “Bylaw Amendments”) to the prior bylaws:

•Section 2.03 of the prior bylaws, which set forth the notice and information to be delivered to the Company and other procedures to be followed by a stockholder wishing to nominate persons for election to the Board of Directors or to propose other business at a meeting of stockholders, was amended to provide for the following, among other amendments:

•the number of nominees that may be nominated for election to the Board of Directors at a meeting of stockholders shall not exceed the number of directors to be elected at the meeting;

•the stockholder’s notice shall include information about, among other additional matters: (i) any shares of any class or series of the Company’s capital stock to which the stockholder (or beneficial holder, if any, on whose behalf the proposal is made) or any of their respective affiliates or associates has the right to acquire beneficial ownership at any time in the future; (ii) any agreements, arrangements or understandings relating to any compensation or payments to be paid to any proposed nominees or otherwise pertaining to the proposed nominations or other proposed business; (iii) any proxy (subject to exception), agreement, arrangement, understanding or relationship pursuant to which the stockholder or beneficial owner has or shares a right to vote any shares of any class or series of the Company’s capital stock; (iv) any rights to dividends or distributions on the shares of any class or series of the Company’s capital stock owned beneficially by the stockholder or beneficial owner that are separated or separable from the underlying shares; (v) any performance-related fees (other than an asset-based fee) that the stockholder or beneficial owner is entitled to receive based on any increase or decrease in the value of shares of any class or series of the Company’s capital stock; and (vi) the names and addresses of other stockholders (including beneficial owners) known by the proposing stockholder to support the nomination or other business proposal and, to the extent known, the class or series of the Company’s capital stock, and the number of shares of each such class or series, owned beneficially or of record by such other stockholders or other beneficial owners; and

•a proposed nominee for election to the Board of Directors, or a person on such nominee’s behalf, shall deliver to the Company within the specified notice period (i) a completed and signed questionnaire with respect to the background and qualification of the proposed nominee and the background of any other person or entity on whose behalf the nomination is being made and (ii) a written representation and agreement that the proposed nominee (a) is not and shall not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director, shall act or vote on any issue or question (a “voting commitment”) that has not been disclosed to the Company, or any voting commitment that could limit or interfere with such proposed nominee’s fiduciary duties under applicable law, (b) is not and shall not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Company, and (c) in the proposed nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director, and shall comply with, all applicable publicly disclosed corporate governance, code of conduct and ethics, conflict of interest, confidentiality, corporate opportunities, trading and any other policies and guidelines of the Company applicable to directors.

•The prior bylaws also were amended to eliminate provisions that had ceased to be applicable or effective as of the closing on December 28, 2018 of the transaction (the “Class V transaction”) in which the Company paid $14 billion of cash and issued 149,387,617 shares of its Class C common stock in exchange for all outstanding shares of its Class V common stock, in a manner consistent with such amendments effected to the Company’s certificate of incorporation by the Sixth Amended and Restated Certificate. The superseded provisions eliminated by the Bylaw Amendments included those in Articles II, III and IV of the prior bylaws referring to director groups that were replaced as of December 28, 2018 by the director groups currently in effect, and provisions in Article IV of the prior bylaws relating to the Capital Stock Committee of the Board of Directors, which ceased to operate upon the retirement of all outstanding Class V common stock at the closing of the Class V transaction.

In addition, the Bylaw Amendments implemented technical and administrative changes to the prior bylaws, including changes related to and consistent with the foregoing amendments.

The foregoing description of the Bylaw Amendments is qualified in all respects by reference to the text of the Amended Bylaws, which is filed as Exhibit 3.2 to this report and incorporated by reference in this Item 5.03.

The information set forth under Item 8.01 of this report is incorporated by reference in this Item 5.03.

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)  On June 27, 2022, the Company held its 2022 annual meeting of stockholders (the “2022 annual meeting”). At the 2022 annual meeting, the Company’s stockholders voted on four proposals. The proposals are described in the Company’s definitive proxy statement on Schedule 14A for the 2022 annual meeting filed with the Securities and Exchange Commission on May 17, 2022 (the “proxy statement”).

(b)  As of the record date for the annual meeting, an aggregate of 748,145,864 shares of the Company’s common stock were outstanding and entitled to vote at the meeting, of which 378,480,523 are shares of Class A common stock, 95,350,227 are shares of Class B common stock and 274,315,114 are shares of Class C common stock.

Each share of Class A common stock and each share of Class B common stock is entitled to ten votes per share. Each share of Class C common stock is entitled to one vote per share.

The final voting results with respect to each proposal voted upon at the 2022 annual meeting are set forth below.

Proposal 1

The holders of the outstanding shares of all outstanding series of the Company’s common stock, voting together as a single class, elected to the Board of Directors of the Company each of the seven nominees for Group I director, and the holders of the Company’s outstanding Class C common stock, voting separately as a series, elected to the Board of Directors of the Company the nominee for Group IV director, each as specified in the proxy statement, based on the following numbers of votes:

Group I Director Nominee	For	Withheld	Broker Non-Votes
Michael S. Dell	4,820,075,753	100,450,363	38,430,149
David W. Dorman	4,834,276,239	86,249,877	38,430,149
Egon Durban	4,788,349,414	132,176,702	38,430,149
David Grain	4,912,117,674	8,408,442	38,430,149
William D. Green	4,875,435,540	45,090,576	38,430,149
Simon Patterson	4,868,406,811	52,119,305	38,430,149
Lynn Vojvodich Radakovich	4,876,257,262	44,268,854	38,430,149

Group IV Director Nominee	For	Withheld	Broker Non-Votes
Ellen J. Kullman	139,204,769	45,387,497	38,430,149
There were no abstentions with respect to this proposal.

Each nominee elected to the Board of Directors at the 2022 annual meeting as a Group I director or Group IV director was elected for a term commencing on the date of the 2022 annual meeting and ending on the earlier of the date on which the director’s successor is elected and qualified and the date of the director’s death, resignation, disqualification or removal.

Proposal 2

The holders of the outstanding shares of all outstanding series of the Company’s common stock, voting together as a single class, ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending February 3, 2023, based on the following numbers of votes:

For	Against	Abstentions
4,941,045,587	16,378,718	1,531,960

There were no broker non-votes with respect to this proposal.

Proposal 3

The holders of the outstanding shares of all outstanding series of the Company’s common stock, voting together as a single class, approved, by an advisory vote, the compensation of the Company’s named executive officers as disclosed in the proxy statement, based on the following numbers of votes:

For	Against	Abstentions	Broker Non-Votes
4,815,059,527	103,641,050	1,825,539	38,430,149

Proposal 4

The Company’s stockholders adopted the Sixth Amended and Restated Certificate of Incorporation of Dell Technologies Inc. in the form annexed to the proxy statement, based on the following numbers of votes of (a) the outstanding shares of all outstanding series of the common stock, voting together as a single class, (b) the outstanding shares of the Class A common stock, voting separately as a series, and (c) the outstanding shares of the Class B common stock, voting separately as a series:

Outstanding shares of all outstanding series of common stock

For	Against	Abstentions	Broker Non-Votes
4,887,273,478	32,551,587	701,051	38,430,149

Outstanding shares of Class A common stock

For	Against	Abstentions	Broker Non-Votes
3,782,431,590	0	0	0

Outstanding shares of Class B common stock

For	Against	Abstentions	Broker Non-Votes
953,502,260	0	0	0

Item 8.01    Other Events.

As described under Item 5.07 of this report, on June 27, 2022, the Company’s stockholders voted at the 2022 annual meeting to adopt the Sixth Amended and Restated Certificate of Incorporation of Dell Technologies Inc. The Board of Directors of the Company approved the Sixth Amended and Restated Certificate and recommended its adoption by stockholders on April 27, 2022. The Sixth Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on June 29, 2022 and became effective on that date.

The Sixth Amended and Restated Certificate amended the Fifth Amended and Restated Certificate of Incorporation of Dell Technologies Inc. (the “prior certificate of incorporation”) to:

•amend the forum selection provision in Article XIII of the prior certificate of incorporation to provide that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933;

•eliminate provisions of the prior certificate of incorporation that ceased to be applicable or effective as of the closing on December 28, 2018 of the Class V transaction referred to under Item 5.03 of this report and to make other technical and administrative changes related to and consistent with such amendments; and

•restate the prior certificate of incorporation to reflect the foregoing amendments.

A description of the amendments to the prior certificate of incorporation effected by the Sixth Amended and Restated Certificate is set forth in the description of Proposal 4 of the proxy statement referred to under Item 5.07 of this report.

A copy of the Sixth Amended and Restated Certificate is filed as Exhibit 3.1 to this report and incorporated by reference in this Item 8.01.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

The following are herewith filed as exhibits to this report:

Exhibit Number	Description
3.1	Sixth Amended and Restated Certificate of Incorporation of Dell Technologies Inc.
3.2	Third Amended and Restated Bylaws of Dell Technologies Inc.
104	Cover Page Interactive Data File — the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2022	Dell Technologies Inc.
	By:	/s/ Christopher A. Garcia
Christopher A. Garcia Senior Vice President and Assistant Secretary
(Duly Authorized Officer)